UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2004

SONICWALL, INC.

(Exact name of registrant as specified in its charter)

California	000-27723	77-0270079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1143 Borregas Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 745-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2004, SonicWALL, Inc. (the “Company”) entered into an Issuer Repurchase Plan Agreement (the “Agreement”) with RBC Dain Rauscher Inc (the “Broker”). Under the terms of the Agreement, the Broker is authorized to purchase shares of the Company’s common stock in an aggregate amount not to exceed $50,000,000 over a specified period of time in accordance with a predetermined pricing formula.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONICWALL, INC. (Registrant)

Date December 3, 2004
	By:	/s/ Robert B. Knauff
Chief Accounting Officer